Exhibit 99.1

urban-gro, Inc. Closes Acquisition of Emerald Construction Management Inc., Adding In-House Construction Management Services and Complete Design-Build Capabilities

LAFAYETTE, Colo., May 2, 2022 – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), a fully integrated architectural, engineering, construction management, and cultivation systems integration company focused on delivering complete design-build solutions to the indoor Controlled Environment Agriculture (“CEA”) and Commercial sectors today announced the successful completion of its acquisition of Emerald Construction Management Inc. (“Emerald C.M.”), a 37-year old Colorado-based construction management firm providing comprehensive construction and supervisory services, from initial design through final build-out, effective April 29, 2022.

Bradley Nattrass, Chairman and CEO of urban-gro, commented, “The closing of this acquisition allows us to expand our full suite of in-house services to include construction management services as well as add complete design-build capabilities. Moreover, in the global indoor CEA sector, we are the only full service, turnkey, design-build company that can service its clients with all required capabilities within one firm. I’m excited about this expansion, and the single point of responsibility that it allows us to offer the market.”

Nattrass continued, “As our prior acquisitions have proven, not only does this transaction bolster our project pipeline, it provides a valuable synergy between our existing service and equipment integration solutions and Emerald C.M.’s client base. During this process, we’ve developed a great partnership with Chris and his team, and have already began submitting RFP bids on multiple complete design-build indoor CEA projects. We are thrilled to welcome them to urban-gro and look forward to driving value for our clients.”

urban-gro funded the purchase price of up to $7.0 million, inclusive of a maximum $2.0 million contingent earnout, with a combination of $2.5 million in cash and up to $4.5 million in equity. The Company expects the acquisition to be immediately accretive to earnings in 2022.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is a fully integrated architectural, engineering, construction management, and cultivation systems integration company focused on delivering complete design-build solutions to the indoor CEA and Commercial sectors. With experience in hundreds of CEA facilities spanning millions of square feet across the globe, we design, specify, procure, engineer, and integrate complex environmental equipment systems into high-performance facilities. urban-gro’s gro-care® Managed Services Platform leverages the Company's expertise to reduce downtime, provide continuity, and drive facility optimization. Operating as a crop-agnostic solutions provider in both food and cannabis CEA sectors, our crop-focused end-to-end approach provides a single point of accountability across all aspects of growing operations. Visit urban-gro.com to discover how we help cultivators gro plants and gro profits.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the proposed acquisition, the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2022. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:

Dan Droller – urban-gro, Inc.

EVP Corporate Development & Investor Relations

-or-

Jeff Sonnek – ICR, Inc.

720.730.8160

investors@urban-gro.com

Media Contact:

MATTIO Communications

Mark Sinclair

(650) 269-9530

urbangro@mattio.com